UNITED STATES
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VIVUS, Inc.
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On July 1, 2013, VIVUS, Inc., or the Company or VIVUS, issued a press release announcing the initial availability of Qsymia® through certified retail pharmacies.  A copy of the press release is attached hereto as Exhibit 1.

Important Additional Information

On June 3, 2013, VIVUS filed a definitive proxy statement and GOLD proxy card with the Securities and Exchange Commission, or the SEC, in connection with the solicitation of proxies for its 2013 Annual Meeting of Stockholders. Stockholders are strongly advised to read VIVUS’s 2013 proxy statement because it contains important information.  Stockholders may obtain a free copy of the 2013 proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or VIVUS’s website at www.vivus.com.

Exhibit 1

VIVUS, Inc.	Investor Relations:	Media Relations:
Timothy E. Morris	The Trout Group	GolinHarris
Chief Financial Officer	Brian Korb	Ashley Buford
morris@vivus.com	bkorb@troutgroup.com	abuford@golinharris.com
	646-378-2923	212-373-6045

VIVUS ANNOUNCES INITIAL AVAILABILITY OF QSYMIA®
THROUGH CERTIFIED RETAIL PHARMACIES

New Discount Programs Further Reduce Out-of-Pocket Costs for Patients

MOUNTAIN VIEW, Calif., July 1, 2013 — VIVUS, Inc. (NASDAQ: VVUS) today announced the initial availability of Qsymia® (phentermine and topiramate extended-release) capsules CIV in thousands of certified retail pharmacies, ahead of the previously-stated mid-July 2013 schedule. Qsymia, a prescription-only medication, is initially available as of today in approximately 8,000 Walgreens, Costco and Duane Reade retail pharmacies nationwide. VIVUS will continue to certify and add to the Qsymia retail pharmacy network, including well-known national and regional chains as well as independent pharmacies, in the coming weeks and months.

An interactive Qsymia pharmacy locator, optimized for mobile users, is available at www.FindQsymia.com. Healthcare providers or Qsymia patients can simply enter a ZIP code to view an interactive map showing the nearest certified retail pharmacies. Healthcare providers and patients can also call the VIVUS Medical Information line at 1-888 998-4887 if they have any questions about Qsymia retail availability.

“Today is the start of a new process that simplifies prescribing and improves access for patients in need of Qsymia, an effective and well-tolerated treatment for chronic weight management,” said Peter Tam, president of VIVUS. “With the retail expansion, we remain committed to increasing the availability of Qsymia in thousands of additional certified retail pharmacies nationwide in the coming weeks. This expansion, along with ongoing advancements in insurance coverage and reimbursement, will improve access to Qsymia for millions of patients with obesity.”

Qsymia had previously been available only through a certified mail-order pharmacy network and will continue to be available to patients who prefer to receive Qsymia by mail.

“The addition of certified retail pharmacies to the Qsymia network will reduce the prescribing burden for physicians and the waiting times for patients seeking to initiate therapy for obesity,” said Barbara Troupin, MD, vice president, scientific communication and risk management, VIVUS. “Retail availability will improve the overall physician and patient experience with Qsymia.”

To further assist patients with their Qsymia prescriptions, VIVUS has also made available two new and enhanced cost savings programs valid for both mail-order and retail pharmacy patients. The Free to Start program provides patients a free trial offer valid for the first 14 days of the starting dose of Qsymia (3.75 mg/23 mg), and is limited to one free trial per patient. The Stick To It & Save program provides patients a discount on up to three prescription fills for 30 days each of the recommended dose of Qsymia (7.5 mg/46 mg). Eligible patients who pay cash-out-of-pocket or insured patients with a co-pay greater than $75 will pay no more than $75 per prescription (restrictions apply; visit www.Qsymia.com for more information).

With this certified retail expansion, the goals, commitments and components of the original Qsymia REMS will remain in place, including a Medication Guide, patient brochure, voluntary healthcare provider training and other educational tools. Retail pharmacies interested in becoming certified to dispense Qsymia can call the Qsymia REMS Pharmacy Support Center at 1-855-302-6698.

About Qsymia

Qsymia is approved in the U.S. and is indicated as an adjunct to a reduced-calorie diet and increased physical activity for chronic weight management in adults with an initial body mass index (BMI) of 30 kg/m2 or greater (obese) or 27 kg/m2 or greater (overweight) in the presence of at least one weight-related medical condition such as high blood pressure, type 2 diabetes, or high cholesterol.

The effect of Qsymia on cardiovascular morbidity and mortality has not been established. The safety and effectiveness of Qsymia in combination with other products intended for weight loss, including prescription and over-the-counter drugs, and herbal preparations, have not been established.

Important Safety Information

Qsymia (phentermine and topiramate extended-release) capsules CIV is contraindicated in pregnancy; in patients with glaucoma; in hyperthyroidism; in patients receiving treatment or within 14 days following treatment with monoamine oxidase inhibitors (MAOIs); or in patients with hypersensitivity to sympathomimetic amines, topiramate, or any of the inactive ingredients in Qsymia.

Qsymia can cause fetal harm. Females of reproductive potential should have a negative pregnancy test before treatment and monthly thereafter and use effective contraception consistently during Qsymia therapy. If a patient becomes pregnant while taking Qsymia, treatment should be discontinued immediately, and the patient should be informed of the potential hazard to the fetus.

The most commonly observed side effects in controlled clinical studies, 5% or greater and at least 1.5 times placebo, include paraesthesia, dizziness, dysgeusia, insomnia, constipation, and dry mouth.

About VIVUS

VIVUS is a biopharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs in obesity, sleep apnea, diabetes and sexual health. For more information about the company, please visit www.vivus.com.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks, uncertainties and other factors, including risks and uncertainties related to the implementation of the modified REMS program and our ability to continue to certify and add to the Qsymia retail pharmacy network and sell Qsymia through this network; risks and uncertainties related to whether the network will simplify and reduce the prescribing burden for physicans, improve access and reduce waiting times for patients seeking to initiate therapy with Qsymia; and risks and uncertainties related to our ability to develop and deploy effective educational programs and direct-to-consumer advertising that, along with increased access to Qsymia and ongoing improvements in reimbursement, will result in the accelerated adoption of Qsymia. These risks and uncertainties could cause actual results to differ materially from those referred to in these forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. Investors should read the risk factors set forth in VIVUS’s Form 10-K for the year ending December 31, 2012, as amended by the Form 10-K/A filed on April 30, 2013 and by the Form 10-K/A filed on June 12, 2013, and periodic reports filed with the Securities and Exchange Commission. VIVUS does not undertake an obligation to update or revise any forward-looking statements.

Important Additional Information

On June 3, 2013, VIVUS filed a definitive proxy statement and GOLD proxy card with the SEC in connection with the solicitation of proxies for its 2013 Annual Meeting of Stockholders. Stockholders are strongly advised to read VIVUS’s 2013 proxy statement because it contains important information. Stockholders may obtain a free copy of the 2013 proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or VIVUS’s website at www.vivus.com.